As filed with the Securities and Exchange Commission on March 23, 2006

                                              Registration No. 333-__________

 ============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549
                     ____________________________________

                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933
                     ____________________________________

                     FIRST CASH FINANCIAL SERVICES, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                      75-2237318
 (State or other jurisdiction                          (IRS Employer
     of incorporation or                           Identification Number)
        organization)

 690 East Lamar Blvd., Suite 400                  J. Alan Barron, CEO
     Arlington, Texas 76011                 690 East Lamar Blvd., Suite 400
         (817) 460-3947                          Arlington, Texas 76011
 (Address, including zip code, and                   (817) 460-3947
    telephone number, including           (Name, address, including zip code,
    area code, of registrant's              and telephone number, including
    principal executive offices)            area code, of agent for service)


       First Cash Financial Services, Inc. 2004 Long-Term Incentive Plan
                          (Full Title of the Plans)
                              _________________

                                   copy to:
                             Peter Talosig, Esq.
                          Three Riverway, Suite 1800
                             Houston, Texas 77056
                             Phone (713) 209-2918
                              Fax (713) 209-2928
                              _________________

                       CALCULATION OF REGISTRATION FEE

 ============================================================================
                                                    Proposed
                      Amount        Proposed        Maximum
     Title of         Being         Maximum         Aggregate     Amount of
 Securities To Be   Registered   Offering Price     Offering     Registration
    Registered         (1)       Per Share(2)       Price(2)         Fee
 ----------------------------------------------------------------------------
  Common Stock,
    par value
 $0.01 per share    1,800,000        $18.65        $33,570,000     $3,591.99
 ----------------------------------------------------------------------------

 TOTAL                                                             $3,591.99
 ============================================================================
                                 ____________

 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
 (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices for a share of common stock as reported by the Nasdaq National Market on March 22, 2006.

                               Explanatory Note

      This registration statement ("Registration Statement") registers shares of common stock, par value $0.01 per share ("Common Stock"), of First Cash Financial Services, Inc. ("Company or "Registrant") that may be issued and sold under the Company's 2004 Long-term Incentive Plan ("Plan").

      In January 2006, the Company's Board of Directors approved a two-for-one stock split in the form of a stock dividend to shareholders of record on February 6, 2006. The additional shares were distributed on February 20, 2006. All share amounts referenced in the Plan have been retroactively adjusted to reflect the effect of the stock split.


                                    PART I

              INFORMATION REQUIRED IN SECTION 10 (A) PROSPECTUS

 Item 1.  Plan Information

      The documents containing the information specified in Part I of this Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


 Item 2.  Registrant Information and Employee Plan Annual Information.

      We will provide, without charge, to each person to whom a copy of the 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the Chief Financial Officer, First Cash Financial Services, Inc., 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011. Our telephone number is 817-460-3947.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 3.  Incorporation of Documents by Reference

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission on March 16, 2006;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above; and

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.


 Item 4.  Description of Securities

      The Company is authorized to issue 90,000,000 shares of common stock, par value $.0l per share. As of March 22, 2006, there were 32,042,172 shares of common stock issued and outstanding that were held of record by approximately 63 shareholders. Holders of common stock are entitled, among other things, to one vote per share on each matter submitted to a vote of stockholders and, in the event of liquidation, to share ratably in the distribution of assets remaining after payment of liabilities. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefore.


 Item 5.  Interest of Named Experts and Counsel

      Not applicable.


 Item 6.  Indemnification of Directors and Officers

      Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, under Section 174 of the Delaware Law and for any transaction from which the director derived an improper personal benefit. These provisions do not affect a director's responsibilities under any other law.

      Article X of the Certificate of Incorporation of the company provides for indemnification of officers, directors, agents and employees of the company as follows:

      (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this
 Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required standards of conduct which make it permissible under law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Boards of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.


 Item 7.  Exemption from Registration Claimed

      Not Applicable.


 Item 8.  Exhibits

     The following exhibits are filed as part of this Registration Statement:

 Exhibit No.        Identification of Exhibit
 --------------------------------------------

 4.1 Specimen of Registrant's Common Stock Certificate (incorporated by reference to the registration statement on Form S-1, Registration Statement No. 033-48436)

 5.1       Opinion of Brewer & Pritchard, P.C.

 10.1 First Cash Financial Service, Inc. 2004 Long-Term Incentive Plan (incorporated by reference to the Company's Definitive Proxy Statement filed on April 29, 2004)

 23.1      Consent of Brewer & Pritchard, P.C. (included in Exhibit 5)

 23.2 Consent of Hein & Associates LLP, independent registered public accounting firm

 23.3 Consent of Deloitte & Touche LLP, independent registered public accounting firm


 Item 9.  Undertakings

      (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             i. To include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            ii. To  reflect  in  the prospectus any facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 23rd day of March, 2006.

                               FIRST CASH FINANCIAL SERVICES, INC.


                               By: /s/ J. ALAN BARRON
                                  ------------------------------------------
                                  J. Alan Barron, Chief Executive Officer
                                  (Principal Executive Officer)

                         ____________________________

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

 Signature                Title                               Date
 ---------                -----                               ----

 /s/ J. ALAN BARRON       Chief Executive Officer             March 23, 2006
 ---------------------    (Principal Executive Officer)
 J. Alan Barron

 /s/ PHILLIP E. POWELL    Chairman of the Board               March 23, 2006
 ---------------------
 Phillip E. Powell

 /s/ RICK L. WESSEL       Vice Chairman, President,           March 23, 2006
 ---------------------    Secretary and Treasurer
 Rick L. Wessel

 /s/ R. DOUGLAS ORR       Chief Financial Officer             March 23, 2006
 ---------------------    (Principal Financial and
 R. Douglas Orr           Accounting Officer)

 /s/ RICHARD T. BURKE     Director                            March 23, 2006
 ---------------------
 Richard T. Burke

 /s/ TARA MACMAHON        Director                            March 23, 2006
 ---------------------
 Tara MacMahon

 /s/ JOE R. LOVE          Director                            March 23, 2006
 ---------------------
 Joe R. Love

 Exhibit Index


 Exhibit No.        Identification of Exhibit
 --------------------------------------------

 4.1 Specimen of Registrant's Common Stock Certificate (incorporated by reference to the registration statement on Form S-1, Registration Statement No.033-48436)

 5.1       Opinion of Brewer & Pritchard, P.C.

 10.1 First Cash Financial Service, Inc. 2004 Long-Term Incentive Plan (incorporated by reference to the Company's Definitive Proxy Statement filed on April 29, 2004)

 23.1      Consent of Brewer & Pritchard, P.C. (included in Exhibit 5)

 23.2 Consent of Hein & Associates LLP, independent registered public accounting firm

 23.3 Consent of Deloitte & Touche LLP, independent registered public accounting firm